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                                                           EXHIBIT 11.01


Statement Re:  Computation of Earnings Per Share


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                                                            THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                          AUGUST 2,        AUGUST 3,          AUGUST 2,         AUGUST 3,
                                                            1997             1996               1997               1996
                                                        ---------------------------------------------------------------------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

Average shares outstanding.........................          63,413           59,656              63,379           52,311

Net effect of dilutive stock options - based on
   the treasury stock method using average
   market price....................................               0                0                   0                0

Income (loss) before extraordinary charge..........   $     (14,172)    $    (22,655)     $       (1,565)   $     (25,607)
                                                        -------------     ------------      --------------    -------------
                                                        -------------     ------------      --------------    -------------

Net income (loss)..................................   $     (14,172)    $    (25,995)     $       (4,917)   $     (28,947)
                                                        -------------     ------------      --------------    -------------
                                                        -------------     ------------      --------------    -------------

Per share amounts:

Income (loss) before extraordinary charge..........   $       (0.22)    $      (0.38)     $        (0.02)   $       (0.49)
                                                        -------------     ------------      --------------    -------------
                                                        -------------     ------------      --------------    -------------

Net income (loss)..................................   $       (0.22)    $      (0.44)     $        (0.08)   $       (0.55)
                                                        -------------     ------------      --------------    -------------
                                                        -------------     ------------      --------------    -------------

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